Moody 10-Q

Exhibit 10.7

CLEARING ACCOUNT AGREEMENT

This CLEARING ACCOUNT AGREEMENT (the “Agreement”) is entered into this 27th day of May, 2010, by and among WELLS FARGO BANK, N.A., a national banking association, having its principal place of business at 1320 Willow Pass Road, Suite 300, Concord, California 94520 (the “Clearing Bank”), MOODY NATIONAL RI PERIMETER HOLDING, LLC, a Delaware limited liability company, having its principal place of business at c/o Moody National Realty Company, L.P., 6363 Woodway, Suite 110, Houston, Texas 77057 (“Holdco”) and MOODY NATIONAL RI PERIMETER MASTER TENANT, LLC, a Delaware limited liability company, having its principal place of business at c/o Moody National Realty Company, L.P., 6363 Woodway, Suite 110, Houston, Texas 77057 (“Tenantco”; Holdco and Tenantco, individually and collectively, as the context may require, being referred to herein as “Borrower”), RESIDENCE INN BY MARRIOTT, LLC, a Delaware limited liability company, having its principal place of business at 10400 Fernwood Road, Bethesda, Maryland 20817 (“Manager”), and CITICORP NORTH AMERICA, INC., a Delaware corporation, having an office at 388 Greenwich Street, 19th Floor, New York, New York 10013 (together with its successors and assigns, the “Lender”).

RECITALS

A.           Pursuant to that certain Loan Agreement dated as of the date hereof between Borrower and Lender (the “Loan Agreement”), Lender has provided financing (the “Loan”) to Borrower, which Loan is evidenced by a Promissory Note (“Note”) executed by Borrower and secured by, among other things, a Deed to Secure Debt and Security Agreement (the “Security Instrument”), encumbering Borrower’s interest in certain property (the “Property”) generally known as the Residence Inn Atlanta Perimeter Center with a street address of 6096 Barfield Road, Atlanta, Georgia 30328 and as more particularly described in the Security Instrument.

B.           Tenantco and Manager are the current parties to that certain Management Agreement dated as of January 30, 2004 (as amended and assigned, the “Management Agreement”), pursuant to which Manager manages the Property.

C.           Manager, Borrower and Lender have agreed that all Property Cash Flow (as defined below) or, for so long as the Management Agreement is in effect, all Operating Profit (as defined in the Management Agreement) Borrower is entitled to receive pursuant to the terms of the Management Agreement shall be deposited with a financial institution acceptable to Lender into an account designated by and established for the benefit of Lender, and Borrower, Manager and Lender desire to retain Clearing Bank to provide the services described herein.

NOW THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the respective meanings set forth below:

“Business Day” shall mean any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York, or the city in which the Clearing Bank is located are required or permitted by law to be closed.

“Cash Management Account” shall have the meaning set forth in Section 3(b) hereof.

“Clearing Account Address” shall mean the address set forth in the form of Lessee Payment Direction Letter attached hereto as Exhibit B, to which address each commercial tenant of the Property shall pay directly all sums due under such tenant’s lease.

“Loan Documents” shall have the meaning ascribed to such term in the Loan Agreement.

“Minimum Balance” shall mean $2,000.00.

“Monthly Operating Expenses” shall have the meaning ascribed to such term in the Loan Agreement.

“Mortgage Satisfaction Event” shall mean the satisfaction in full of the Obligations as evidenced by a written notice from Lender to Clearing Bank.  For the avoidance of doubt, a Mortgage Satisfaction Event shall not occur unless and until the Loan has been paid in full (and notwithstanding the taking of title to the Property by Lender by foreclosure, deed-in-lieu of foreclosure or otherwise).

“Obligations” shall mean any and all debt, liabilities and obligations of Borrower to Lender pursuant to or in connection with the Loan, including, without limitation, the indebtedness evidenced by the Note and any and all debt, liabilities and obligations of Borrower under the Loan Documents.

“Property Cash Flow” shall mean all revenue generated by the Property less an amount equal to the Monthly Operating Expenses (as defined in that certain Loan Agreement dated as of the date hereof between Borrower and Lender (the “Loan Agreement”))

2.           Duties of the Clearing Bank.

(a)           Clearing Bank shall receive and process any deposits to the Clearing Account presented by Borrower, Manager or any of their respective agents at any of Clearing Bank’s branch offices.

(b)           Clearing Bank shall receive and process all mail sent to the Clearing Account Address (which Clearing Account Address shall be provided by Clearing Bank at the time any Lessee Payment Direction Letter is delivered) and deposit all receipts therein contained in the Clearing Account and receive and process all wire transactions to the Clearing Account, in accordance with the terms hereof.

(c)           In order to further secure in favor of Lender the performance by Borrower of the Obligations and as a material inducement for Lender to make the Loan (but subject to the terms of this Agreement), (i) Clearing Bank has established and will maintain a collection account (the “Clearing Account,” Account Number 4122036510, ABA # 121 000 248), into which Clearing Bank shall deposit all receipts specified in Sections 2(a) and 2(b) received by it with respect to the Property, (ii) the Clearing Account shall be entitled “MOODY NATIONAL RI PERIMETER MASTER TENANT, LLC, DBA RESIDENCE INN-PERIMETER WEST FBO CITICORP NORTH AMERICA, INC. (RESTRICTED ACCT), for the benefit of Citicorp North America, Inc., as Secured Party,” provided, that Lender shall have the option to cause Clearing Bank to change the designation of such account; and (iii) Clearing Bank acknowledges that the Clearing Account is subject to a security interest in favor of Lender and shall designate the Clearing Account on its books as subject to a security interest in favor of Lender.  The Clearing Account shall be assigned the federal tax identification number of Borrower.

(d)           Upon request of Lender, Clearing Bank shall deliver to Lender copies of all statements and other information concerning the Clearing Account as Lender or its designee shall reasonably request.

(e)           Items deposited with Clearing Bank which are returned for insufficient or uncollected funds shall be re-deposited by Clearing Bank a second time.  Items returned unpaid the second time for whatever reason shall be debited to the Clearing Account or another account of Borrower, as provided in Section 6 below, under advice and returned to Borrower.

3.           Deposits into Clearing Account;  Transfer of Funds in Clearing Account.

(a)           From and after the date hereof, Borrower shall cause all Property Cash Flow to be transmitted within one (1) Business Day of its receipt thereof directly to the Clearing Account (or for so long as the Management Agreement is in effect, Manager shall cause all Operating Profit (as defined in the Management Agreement) due and payable to Borrower pursuant to the terms of the Management Agreement to be transmitted on the day Manager would have remitted such sum to Borrower) pursuant to the Management Agreement directly to the Clearing Account.  Upon request of Lender, Borrower shall take all actions reasonably required in order to cause the direct transmittal of credit card receipts to which Borrower is otherwise entitled to receive directly from the credit card companies (it is entitled to receive none while the Management Agreement is in effect) to the Clearing Account.  Such credit card receipts shall become a part of the Clearing Account and shall be subject to the terms hereof.

(b)           On each Business Day, Clearing Bank shall transfer, by wire transfer or via the ACH System, all funds in the Clearing Account in excess of the Minimum Balance to the account (the “Cash Management Account”), as described in Exhibit A attached hereto and, simultaneously with each transfer to the Cash Management Account, Clearing Bank shall make available to Lender, via online access, a wire transfer or ACH System advice setting forth the amount transferred.

4.           Termination.

(a)           Clearing Bank may resign from its obligations under this Agreement at any time after thirty (30) days’ prior written notice to the other parties hereto.  Borrower shall designate a successor to Clearing Bank promptly after receipt of notice of resignation by Clearing Bank, which successor shall be subject to the approval of Lender, and cause such designated successor promptly to assume the obligations of Clearing Bank hereunder.

(b)           Lender may terminate this Agreement for any reason or no reason whatsoever, at any time upon thirty (30) days’ prior written notice to the other parties hereto.

(c)           Borrower may not unilaterally terminate this Agreement or close the Clearing Account.  Except after the effective date of the Clearing Bank’s resignation or early termination as set forth in Sections 4(a) and 4(b) herein, Clearing Bank shall not cause or permit the Clearing Account to be closed unless it has received the prior written consent of Lender.

5.           Standard of Care; Indemnification.

(a)           Clearing Bank shall be responsible for the performance of only such duties as are set forth herein or contained in instructions given to the Clearing Bank which are not contrary to the provisions of this Agreement.  The Clearing Bank will use reasonable care with respect to the safekeeping of property in the Clearing Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement.  Clearing Bank’s responsibility hereunder is limited to any loss occasioned directly by the gross negligence or willful misconduct of an employee of Clearing Bank.  In no event, however, shall Clearing Bank have any responsibility for consequential, indirect, special or exemplary damages, whether or not it has notice thereof, nor shall it have any responsibility or liability for the validity or enforceability of any security interest or other interest of Lender in the Clearing Account or Borrower’s interest in the Clearing Account.

(b)           Except where Clearing Bank has been grossly negligent or has acted in bad faith, Borrower will release Clearing Bank from and indemnify and hold Clearing Bank harmless from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable counsel fees, whether arising in an action or proceeding among the parties hereto or otherwise) to which Clearing Bank may become subject, or which it may suffer or incur, arising out of or based upon this Agreement or the actions contemplated hereby.

6.           Set-off.  Clearing Bank, Borrower and Manager each acknowledge and agree that the Clearing Account is subject to the sole dominion, control and discretion of Lender and neither Borrower nor Manager shall have any right to close such account or right of withdrawal with respect to the Clearing Account.  Clearing Bank waives any right to offset any claim against Borrower which it might have against the Clearing Account; provided, however, that Clearing Bank retains the right to (a) charge the Clearing Account for any of Clearing Bank’s charges, fees and expenses related to the Clearing Account for which Borrower is responsible and (b) charge the Clearing Account for all items deposited in and credited to the Clearing Account and subsequently returned unpaid or with respect to which Clearing Bank fails to receive final settlement.

7.           Intentionally Omitted.

8.           Matters Concerning Borrower and Manager.

(a)           Borrower hereby pledges, transfers and assigns, and grants to Lender, as additional security for the payment and performance of the Note and the Obligations of Borrower, a first priority security interest in and to, and a general first lien upon, subject to Clearing Bank’s right to set-off with respect to the Clearing Bank’s fees and expenses as described in Section 6 above, Borrower’s right, title and interest in and to (i) the Clearing Account and all cash, property, instruments or rights transferred to or deposited in the Clearing Account from time to time by Borrower or on behalf of Borrower in accordance with the provisions of this Agreement, (ii) all earnings, investments and securities held in the Clearing Account in accordance with this Agreement and (iii) any and all proceeds of the foregoing.  This Agreement and the pledge, assignment and grant of security interest made hereby shall secure payment of all amounts payable by Borrower to Lender under the Note and the other Obligations of Borrower.  Borrower acknowledges and agrees that Clearing Bank is acting at the direction of, and as the agent of, Lender in connection with the subject matter of this Agreement.  Borrower further agrees to execute, acknowledge, deliver, file or do at its sole cost and expense, all other acts, assignments, notices, agreements or other instruments as Lender may reasonably require in order to effectuate, assure, convey, secure, assign, transfer and convey unto Lender and any of the rights granted by this Section 8(a).

(b)           Commencing with the first billing statement delivered after the date hereof and for each subsequent statement delivered until the occurrence of a Mortgage Satisfaction Event, Borrower shall instruct all Persons that maintain open accounts with Borrower or with whom Borrower does business on an “accounts receivable” basis to deliver all payments due under such accounts to

Clearing Bank at the Clearing Account Address in the form of cashier’s checks or equivalent instruments for the payment of money.  Borrower shall not direct any such Person to make payments due under such accounts in any other manner.  For so long as the Management Agreement is in effect, all accounts receivable arising from the operations of the Property shall continue to be paid directly to Manager.

(c)           In the event the Management Agreement is not in effect, pursuant to an instruction letter in the form of Exhibit B hereto (a “Lessee Payment Direction Letter”), Borrower shall immediately notify and advise each commercial tenant of the Property (collectively, the “Tenants”) under each lease with respect to the Property (whether such lease is presently effective or executed after the date hereof), to send directly to the Clearing Account Address promptly when due all payments, whether in the form of checks, cash, drafts, money orders or any other type of payment whatsoever of rent or any other item payable to Borrower as landlord under such leases.  Without the prior written consent of Lender, Borrower shall not (i) terminate, amend, revoke or modify any Lessee Payment Direction Letter in any manner or (ii) direct or cause any Tenant to pay any amount in any manner other than as provided specifically in the related Lessee Payment Direction Letter.

(d)           If notwithstanding the provisions of this Section 8, (i) Borrower or Manager (or any Affiliate thereof) receives any Property Cash Flow and the Management Agreement is not in effect, then (x) Borrower or Manager (or such Affiliate) shall be deemed to hold such Property Cash Flow in trust for Lender and (y) Borrower and Manager shall deposit with Clearing Bank within one Business Day of receipt all such Property Cash Flow received by Borrower or Manager (or such Affiliate) or (ii) Borrower (or any Affiliate thereof) receives any Operating Profit (as defined in the Management Agreement), then (x) Borrower (or such Affiliate) shall be deemed to hold such Operating Profit (as defined in the Management Agreement) in trust for Lender and (y) Borrower shall deposit with Clearing Bank within one Business Day of receipt all such Operating Profit (as defined in the Management Agreement) received by Borrower (or such Affiliate).

9.           Successors and Assigns; Assignments.  This Agreement shall bind and inure to the benefit of and be enforceable by Clearing Bank, Borrower, Manager and Lender and their respective successors and permitted assigns.  Lender shall have the right to assign or transfer its rights under this Agreement in connection with any assignment of the Loan and the Loan Documents. Borrower shall not have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of Lender.

10.           Amendment.  This Agreement may be amended from time to time only by a written agreement executed by all of the parties hereto.

11.           Notices.  Notices to Clearing Bank shall be sent to Wells Fargo Bank, N.A., 1320 Willow Pass Road, Suite 300, Concord, California 94520 or by telecopy to (866) 359-5354, Attention:  Cash Management; notices to Manager shall be sent to Residence Inn By Marriott, LLC, 10400 Fernwood Road, Bethesda, Maryland 20817, Attn:  Law Department 52-923 - Senior Operations Attorney or by telecopy to (301) 380-6727, Attention:  Law Department 52-923 - Senior Operations Attorney; notices to Borrower shall be sent to c/o Moody National Realty Company, L.P., 6363 Woodway, Suite 110, Houston, Texas 77057 or by telecopy to (713) 977-7505, Attention: Brett Moody; and notices to Lender shall be sent to Citicorp North America, Inc., 388 Greenwich Street, 19th Floor, New York, New York 10013 or by telecopy to (646) 328-2938, Attention: Ana Rosu; or, in each case, to such other address as shall be designated in writing by the respective party to the other parties hereto.  Unless otherwise expressly provided herein, all such notices, to be effective, shall be in writing (including by facsimile), and shall be deemed to have been duly given or made (a) when delivered by hand or by nationally recognized overnight carrier, (b) upon receipt after being deposited in the mail, certified mail and postage prepaid, or (c) in the case of facsimile notice, when sent and electronically confirmed, addressed as set forth above.

12.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE CLEARING ACCOUNT HAS BEEN OPENED AND IS MAINTAINED, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN SUCH STATE.

13.           Interpleader.  If at any time Clearing Bank, in good faith, is in doubt as to the action it should take under this Agreement, Clearing Bank shall have the right at Borrower’s expense to commence an interpleader action in any United States District Court in the state in which the Clearing Account has been opened and to take no further action except in accordance with joint instructions from Lender and Borrower or in accordance with the final order of the court in such action.

 [Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this CLEARING ACCOUNT AGREEMENT in several counterparts (each of which shall be deemed an original) as from the date first above written.

BORROWER:

MOODY NATIONAL RI PERIMETER MASTER TENANT, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Brett C. Moody
President

MOODY NATIONAL RI PERIMETER HOLDING, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Brett C. Moody
President

LENDER:

CITICORP NORTH AMERICA, INC., a Delaware corporation

By:	/s/ Ana E. Rosu
	Name:	Ana E. Rosu
	Title:	Authorized Signatory

CLEARING BANK:

WELLS FARGO BANK, N.A., a national banking association

By:	/s/ Perry J. Monroe
	Name:	Perry J. Monroe
	Title:	Assistant Vice President

MANAGER:

RESIDENCE INN BY MARRIOTT, LLC, a Delaware limited liability company

By:	/s/ Sara Capella
	Name:	Sara Capella
	Title:	Authorized Signatory

EXHIBIT A

Cash Management Account

• Bank:	Wells Fargo Bank, N.A.

• Cash Management Account:	ABA#: [____________]

Account of:	MOODY NATIONAL RI PERIMETER MASTER TENANT, LLC DBA RESIDENCE INN-PERIMETER WEST FBO Citicorp North America, Inc. (Cash Management Account)

Account #	[__________]

EXHIBIT B

Form of Lessee Payment Direction Letter
___________, 201__

[TENANT]

Re:           [Describe Lease] (the “Lease”)

To Whom it May Concern:

A cash management system has been adopted in connection with our loan from [_________________], its successors and/or assigns (“Lender”).  Consequently, from and after the date of this letter, all payments due under the Lease should be delivered as follows:

(a)           If by check, money order, or its equivalent, please mail such items to:

Attention:
Facsimile No.:

(b)           If by wire transfer to:

Payee:
ABA Routing #:
For Account:
Account #:
Bank Contact:

This payment direction may not be rescinded or altered, except by a written direction signed by the Lender or its agent.

We appreciate your cooperation.

Very truly yours,

[BORROWER]